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                                                             EXHIBIT 10(t)
                                                             Form 10-K for 1995
                                                             File No. 1-11237


                                                             As Amended
                                                             on October 21, 1994



                            AT&T CAPITAL CORPORATION
                         1993 DEFERRED COMPENSATION PLAN


               1. PURPOSE OF PLAN. The purpose of the AT&T Capital Corporation 1993 Deferred Compensation Plan (the "Plan") is to permit each eligible employee of AT&T Capital Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as defined in Section 11 below) to defer receipt of all or a portion of certain incentive compensation payable to such employee by the Company or such Subsidiaries until the time set forth herein.

               2.     PARTICIPATION.

               (a) ELIGIBILITY: Each employee who is a "Participant" in the AT&T Capital Corporation 1993 Share Performance Incentive Plan (the "SPIP") or who is granted a performance unit award under the Company's 1993 Long Term Incentive Plan ("LTIP") during any Deferral Year (as defined below) and any other employee or class of employees designated by the Committee (as defined below) shall be entitled to elect to participate in this Plan in respect of all or a portion of his compensation earned during such Deferral Year pursuant to a performance unit award granted under the 1993 Annual Incentive Plan, the 1995 Annual Incentive Plan, the 1995 Senior Executive Annual Incentive Plan (collectively, the "AIP"), the LTIP, the SPIP, and any other incentive compensation plan selected by the Committee (collectively, the "Incentive Plans"). A "Deferral Year" for the purposes hereof shall mean the period beginning on the Effective Date of this Plan pursuant to Section 15 below and ending on December 31, 1993 and each twelve-month period beginning on January 1, 1994 or on any subsequent January 1 during the term of this Plan.


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               (b) EMPLOYEE DEFERRALS. Each employee who is eligible to
participate in this Plan for a Deferral Year pursuant to paragraph (a) of this
Section 2 may do so by filing an election to defer the receipt of all or a portion of any compensation to be earned for such Deferral Year under any or all Incentive Plans. Such election shall be made on a form provided by and filed with the Committee (or its designated agent) not later than:

               (i) in the case of compensation payable with respect to a three year performance period under the SPIP or in connection with the applicable performance period regarding a performance unit awarded under the LTIP, no later than December 31 of the calendar year ending immediately before the end of such performance period;

               (ii) in the case of compensation payable under the AIP, no later than September 30 of the year for which such compensation is payable;

               (iii) in the case of compensation payable under any other performance based Incentive Plan, at such time prior to the time when such compensation can be accurately calculated as the Committee shall determine; and

               (iv) in the case of compensation payable under any other Incentive Plan, the day immediately preceding the first day of each Deferral Year for which such compensation is to be earned.

Such election shall specify the amount or percentage of such compensation to be deferred. An election to defer compensation once made, may not be revoked or changed by the employee. Notwithstanding the foregoing, an election to defer compensation shall not be applicable to any amount of compensation which becomes payable pursuant to an Incentive Plan on account of or after a "Change in Control" of the Company as defined in such Incentive Plan.

               3. DEFERRED COMPENSATION ACCOUNT. Compensation deferred by an employee under Section 2 shall be credited to a deferred compensation bookkeeping account, established on the Company's books on behalf of the employee (a "Deferred Compensation Account"), as of the first day of the month coinciding with or next following the day on which, but for the election under such Section 2, such compensation would have been payable to the employee. As of the last day of each Deferral Year, an amount in respect of interest at (i) a rate of six per cent (6%) per annum (or, if higher, the applicable Federal rate for an


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obligation with a term of seven years determined under Section 1274(d) of the
Internal Revenue Code of 1986, as amended, in effect for the month in which occurs the later of (A) the Effective Date, and (B) the date on which the employee first becomes eligible to participate in the Plan), or (ii) such other rate as the Committee may from time to time determine, shall be credited to the balance of each Deferred Compensation Account. In addition, an employee's Deferred Compensation Account shall be charged with any payments made to the employee out of such account during such Deferral Year pursuant to Section 4(d). Each employee who has elected to defer compensation hereunder shall receive written notice of his Deferred Compensation Account balance as soon as practicable following the last day of each Deferral Year.

               4. PAYMENT OF DEFERRED COMPENSATION. Amounts credited to an employee's Deferred Compensation Account shall be distributed by the Company to or on behalf of the employee as provided in this Section.

               (a) IN GENERAL. Except as otherwise provided herein, the balance of an employee's Deferred Compensation Account shall be distributed to or on behalf of the employee on the first to occur of (i) the date certain, if any, specified by the employee in the employee's deferral election pursuant to
Section 2 and (ii) at such time as the Committee shall determine following the termination of the employee's employment by the Company and its Subsidiaries, but not later than March 15th of the calendar year next following the calendar year in which such termination of employment occurs. If an employee makes more than one election to defer compensation pursuant to Section 2, the employee may specify in any such election a different date certain for distribution of the amounts deferred pursuant to such election that is different from the date certain specified in any other such election and, if such a different date certain is specified, the Company shall establish a separate Deferred Compensation Account (which shall be credited and charged in accordance with the applicable provisions of this Plan) in respect of the amounts deferred with respect to each such date.

               (b) DISTRIBUTIONS UPON DEATH. If an employee's employment by the Company and its Subsidiaries is terminated by reason of the employee's death, the value of the employee's Deferred Compensation Account shall be distributed, at the time specified in paragraph (a) above, to the employee's estate, provided that, if so determined by the Committee, an employee may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the employee under this Plan upon the death of the employee.


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               (c) MANNER OF PAYMENT. Amounts credited to an employee's Deferred
Compensation Account shall be paid in one lump sum payment on the date described in paragraph (a) above, unless such employee elects no later than the last day of the calendar year prior to the calendar year in which such employee's termination of employment occurs to receive payment in not less than two nor more than 10 annual installments. The amount of each installment shall be determined by dividing the amount credited to the employee's Deferred Compensation Account as of the date of distribution (but before reduction by the amount of the current distribution) by the number of then remaining installments (including the current installment). Such election shall be irrevocable, except as provided in paragraph (d) below. In the event the employee's termination of employment is by reason of the employee's death, the employee's beneficiary shall receive distribution of the balance of the employee's Deferred
Compensation Account in one lump sum payment, unless the employee made an election otherwise pursuant to this Section.

               (d) HARDSHIP. An employee with a Deferred Compensation Account may request at any time a withdrawal of part or all of the amount then credited to the employee's Deferred Compensation Account on account of "hardship" (as defined below) by submitting a written request to the Vice President - Human Resources accompanied by evidence that his or her financial condition constitutes a hardship. The Vice President - Human Resources shall review the employee's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the hardship, but not more than the amount of benefit to which the employee would be entitled if his or her employment were terminated.

               (e) CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a "Change in Control" of the Company (as defined below), the balance of each Deferred Compensation Account shall be determined pursuant to Section 3 as if such date were the last day of a Deferral Year and the amount thereof shall be paid as soon as is practicable thereafter, but not more than three (3) business days after the occurrence of such Change in Control.

               (f) ALTERNATE DISTRIBUTEES. Any distribution to a person who at the time of payment is under legal disability or who is in the judgment of the Company unable to care for his or her affairs because of illness or accident may be distributed to the spouse or any child or personal representatives of such person or to any other individual or entity deemed by the Company to have


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incurred expenses for such person. Any such distribution shall be a complete discharge of the Company for such payment under this Plan.

               5. NATURE OF THE COMPANY'S OBLIGATIONS. The amounts deferred hereunder will be unfunded for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). In any event, the Company's obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no employee or other person shall have any right to any specific assets. This Plan is intended to be an unfunded plan primarily for the benefit of a select group of management or highly compensated employees within the meaning of Title I of ERISA.

               6.     ADMINISTRATION.

               (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (i) interpret and administer this Plan and any instrument or agreement entered into under this Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan, including the exclusion of any employee or employees from participation if the Committee believes such exclusion is necessary for this Plan to be primarily for the benefit of a select group of management or highly compensated employees within the meaning of Title I of ERISA.

               (b) Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any stockholder of the Company, and any employee of the Company or of any Subsidiary.

               (c) The Committee may employ attorneys, consultants, accountants or other persons (who may be attorneys, consultants, accountants or persons performing other services for the Company or any affiliate), and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Company's Board of Directors or the Committee, nor any officer, director or employee of the Company or any Subsidiary acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the Company's Board of Directors and the Committee


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and each officer or employee of the Company or a Subsidiary acting on their behalf shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

               7. UNFUNDED STATUS. The claims of any employee hereunder shall be solely those of a general unsecured creditor of the Company or any Subsidiary. This Plan constitutes a mere promise by the Company and its Subsidiaries to make benefit payments in the future. The Company or any Subsidiary may, in its sole discretion, choose to invest its assets in one or more life insurance policies insuring the lives of any employee with a Deferred Compensation Account, and, if so, such employee shall, as a condition of the employee's participation in this Plan, take any action as shall be reasonably requested by the Company or such Subsidiary, including submitting to a physical examination requested by an insurance company, to enable the Company or such Subsidiary to obtain any such life insurance policy. Any such life insurance policy shall be and remain the property of the Company or such Subsidiary. Nothing in this Plan shall be construed as granting any employee any interest in any such insurance policy or in any other asset of the Company or any Subsidiary.

               8. NONASSIGNABILITY. The rights of employees and other persons hereunder may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as otherwise provided in Section 4(b).

               9. AMENDMENT TO THE PLAN. the Company may, in its sole discretion and without the consent of any employee or beneficiary, amend this Plan at any time; provided, however, that no amendment shall reduce the balance of the Deferred Compensation Account of any employee as of the date immediately before the adoption of such amendment.

               10. NO EMPLOYMENT CONTRACT. Nothing in this Plan shall be interpreted as conferring any right on any employee to remain employed by the Company or any Subsidiary for any stated period of time or otherwise change the employee's employment relationship with the Company or such Subsidiary from an employment at will relationship.


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               11. MEANING OF CERTAIN TERMS. For the purposes hereof, the following terms shall have the meanings set forth below:

               "Change in Control" shall mean the occurrence of any of the following events:

                (i) An acquisition (other than in a non-control transaction, as defined in clause (iii) below) of any shares of capital stock or other securities of the Company that are generally entitled to vote in elections for directors ("Voting Securities") by any "person" or "group" of persons (as such terms are used in Sections 13 and 14 of the Securities Exchange Act or 1934, as amended), other than the Company, any Subsidiary or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary as a result of which such person or group becomes the "beneficial owner" (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended) of Voting Securities representing fifteen percent (15%) or more of the combined voting power of all Voting Securities then outstanding; provided that no such acquisition shall be deemed to give rise to a Change in Control so long as, after giving effect to such acquisition, AT&T Corp. (formerly American Telephone and Telegraph Company), a New York corporation, remains the beneficial owner of Voting Securities representing a greater percentage of the combined voting power of all Voting Securities then outstanding than is represented by the Voting Securities beneficially owned by such person or group; provided, further, that an acquisition of Voting Securities directly from the Company or any Subsidiary shall not be deemed to give rise to a Change in Control if, immediately prior to such acquisition, no person or group is directly or indirectly in "control" of the Company (as such term is defined in Rule 405 under the Securities Act of 1933, as amended);

                (ii) The individuals who, as of the date of the first sale of shares of the Company's common stock, $.01 par value ("Shares") in the 1993 initial public offering of the Company, are members of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if



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        such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or group other than the Board (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

                (iii) The approval by the requisite vote of the Company's stockholders of:

                             (A) a merger, consolidation or reorganization
               involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation surviving such merger, consolidation or reorganization (the "surviving corporation") in substantially the same proportion as their ownership of the Voting Securities of the Company immediately prior to such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation and (3) no person (other than the Company, any Subsidiary any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the surviving corporation or any Subsidiary Company, or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of fifteen percent (15%) or more of the then outstanding Voting Securities of the Company) has beneficial ownership of fifteen percent (15%) or more of the combined voting power of the surviving corporation's then outstanding voting securities (a transaction meeting the criteria set forth in the foregoing clauses (1) through (3) being sometimes referred to herein as a "non-control transaction");

                             (B) A complete liquidation or dissolution of the Company; or


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                             (C) An agreement for the sale or other disposition
               of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any person or group becomes the beneficial owner of more than the permitted amount of the outstanding Voting Securities of the Company as a result of an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities owned by such person or group, provided that if (i) a Change in Control would have been deemed to have occurred but for the operation of this sentence as a result of such acquisition of Voting Securities by the Company and (ii) such person or group thereupon or thereafter becomes the beneficial owner of any additional Voting Securities resulting in an increase in the percentage of the then outstanding Voting Securities beneficially owned by such person or group (and which percentage is in excess of fifteen percent (15%)), then a Change in Control shall be deemed to have occurred at the time of such acquisition of beneficial ownership of such additional Voting Securities by such person or group.

               "Committee" shall mean the Compensation Committee of the Board of Directors of the Company; provided that the Board of Directors may otherwise appoint (i) the Board of Directors or (ii) a committee consisting of two or more members of the Board of Directors, to act as the Committee, and provided further that upon a Change in Control of the Company, the Committee shall be the Committee as in existence immediately before the occurrence of such Change in Control.

               "Hardship" shall mean a severe financial hardship to an employee resulting from a sudden and unexpected illness or accident of the employee or a dependent (within the meaning of Section 152(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of the employee, loss of the employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances, arising from events beyond the employee's control. Whether circumstances constitute a hardship depends on the facts of each case, but in any case does not include a hardship that may be relieved:

                (i) through reimbursement or compensation by insurance or otherwise;


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               (ii) by liquidation of the employee's assets to the extent that liquidation itself would not cause such a severe financial hardship; or

                (iii) by ceasing to defer receipt of any compensation not yet earned.

The need to send an employee's child to college and the desire to purchase a home shall not constitute hardships.

               "Subsidiary" shall mean (i) any individual, corporation, partnership, association, joint stock company, trust or unincorporated organization which is controlled by the Company and (ii) any other such entity, association or organization in which the Company has a significant equity interest, as determined by the Committee.

As used herein, employment by the Company shall include employment by any Subsidiary. References in this Agreement to sections of the Code or ERISA shall be deemed to refer to any successor section of the Code or ERISA or any successor law.

               12. SUCCESSORS. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of any employee, acquire any rights hereunder.

               13. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the internal laws of the State of New Jersey.

               14. TERMINATION OF THE PLAN. The Company may, in its sole discretion without the consent of any employee or beneficiary, terminate the Plan at any time by giving written notice thereof to each employee with a Deferred Compensation Account. All amounts credited to Deferred Compensation Accounts shall be paid to the persons entitled thereto at such time and in such manner as the Company shall determine, but not later than payments would have been made had the Plan not been terminated.

               15. EFFECTIVE DATE. This Plan shall be effective as of the date that shares of the Company's common stock, $.01 par value, are first offered for sale to the public.


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